As filed with the Securities and Exchange Commission on March 2, 2000

                                               Registration No. 333-_____
   ======================================================================
                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549
                    __________________________________

                                 Form S-8

          REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                    __________________________________
                            BeautiControl, Inc.
          (Exact name of registrant as specified in its charter)

             Delaware                             75-2036343
   (State or other jurisdiction       (I.R.S. Employer Identification No.)
 of incorporation or organization)

          2121 Midway Road                           75006
         Carrollton, Texas                         (Zip Code)
(Address of Principal Executive Offices)

                   1996 Non-Qualified Stock Option Plan
                         (Full title of the plan)
                    __________________________________
                             RICHARD W. HEATH
                    Chairman of the Executive Committee
                        and Chief Executive Officer
                            BeautiControl, Inc.
                             2121 Midway Road
                         Carrollton, Texas  75006
                              (972) 458-0601

(Name, address and telephone number, including area code, of agent for service)

                                 Copy to:

                               DAVID H. ODEN
                         Haynes and Boone, L.L.P.
                        901 Main Street, 31st Floor
                           Dallas, Texas  75202
                              (214) 651-5000

                      CALCULATION OF REGISTRATION FEE
 ------------------------------------------------------------------------------
 Title of Securities    Amount       Proposed        Proposed        Amount of
  To Be Registered      To Be        Maximum     Maximum Aggregate Registration
                      Registered  Offering Price Offering Price(1)    Fee(1)
                                   per Share(1)
 -------------------  ----------  -------------- ----------------- ------------
    Common Stock,      1,100,000      $2.59         $2,849,000         $752
   $.10 par value
 ------------------------------------------------------------------------------

    (1) Estimated pursuant to Rule 457(h)(1) solely for the purpose of calculating the registration fee, based on the average of the high and low price of the Common Stock, as reported on the NASDAQ National Market, on February 29, 2000.

                               PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

  Incorporation of Prior Registration Statement by Reference.

       The contents of the Registrant's Registration Statement on Form S-8, Registration Number 333-17479, filed with the Securities and Exchange Commission on December 9, 1996 (the "1996 S-8"), is incorporated here by reference.


  Item 8.   Exhibits.

  Exhibit No.              Exhibit
  -----------              -------
       5.1     Opinion of Haynes and Boone, LLP.

      23.1     Consent of Ernst & Young LLP.

      23.2     Consent of PricewaterhouseCoopers.

      23.3     Consent of Haynes and Boone, LLP (included in Exhibit 5.1).

      24.1 Power of Attorney of the directors (included on the signature page of this registration statement).

                                SIGNATURES


          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carrollton, State of Texas, on March 1, 2000.

                                 BEAUTICONTROL, INC.


                                 By:  /s/ RICHARD W. HEATH
                                      -----------------------------------
                                      Richard W. Heath
                                      Chairman of the Executive Committee
                                      And Chief Executive Officer


          KNOW ALL BY THESE PRESENTS, that each of the undersigned hereby constitutes and appoints Richard W. Heath and Kristi L. Hubbard, and each of them (with full power to each of them to act alone), his or her true and lawful attorneys-in-fact and agents, with full power of substitution, for him or her and on his or her behalf and in his or her name, place and stead, in any and all capacities, to sign, execute, and file with the Securities and Exchange Commission and any state securities regulatory board or commission any documents relating to the proposed issuance and registration of the securities offered pursuant to this registration statement on Form S-8 under the Securities Act of 1933, including any amendment or amendments relating thereto, with all exhibits and any and all documents required to be filed with respect thereto with any regulatory authority, granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he or she might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done.

          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

       Signature                      Title                    Date
      ---------                       -----                    ----

  /s/ JINGER L. HEATH           Chairman of the Board       March 1, 2000
  Jinger L. Heath                and Director

  /s/ RICHARD W. HEATH          Chairman of the Executive   March 1, 2000
  Richard W. Heath               Committee, Chief Executive
                                 Officer and Director

  /s/ SHEILA O'CONNELL COOPER   President, Chief Operating  March 1, 2000
  Sheila O'Connell Cooper        Officer, and Director

  /s/ KRISTI L. HUBBARD         Senior Vice President       March 1, 2000
  Kristi L. Hubbard              and Controller
                                 (Principal Financial
                                 and Accounting Officer)

  /s/ CHARLES M. DIKER          Director                    March 1, 2000
  Charles M. Diker

  /s/ ROBERT S. FOLSOM          Director                    March 1, 2000
  Robert S. Folsom

  /s/ JOSEPH M. HAGGAR, III     Director                    March 1, 2000
  Joseph M. Haggar, III

  /s/ A. STARKE TAYLOR, JR.     Director                    March 1, 2000
  A. Starke Taylor, Jr.

  /s/ JOEL T. WILLIAMS, JR.     Director                    March 1, 2000
  Joel T. Williams, Jr.

                         INDEX TO EXHIBITS

 Exhibit
   No.               Exhibit
 -------             -------
  5.1    Opinion of Haynes and Boone, LLP.

  23.1   Consent of Ernst & Young LLP.

  23.2   Consent of PricewaterhouseCoopers.

  23.3   Consent of Haynes and Boone, LLP (included in Exhibit 5.1).

  24.1 Power of Attorney of the directors (included on the signature page of this registration statement).